UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2024

Axsome Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37635	45-4241907
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center, 22nd Floor
New York, New York		10007
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 332-3241

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	AXSM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2024, Axsome Therapeutics Inc., a Delaware corporation (the “Company”), entered into a Fifth Amendment (the “Fifth Amendment”) to its Loan and Security Agreement (the “Loan Agreement”) with Hercules Capital, Inc., a Maryland corporation (“Hercules”), in its capacity as administrative agent and collateral agent, and the other financial institutions or entities party thereto as lenders (the “Lenders”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

As detailed further below, the Fifth Amendment improves the terms of the Loan Agreement for the Company by extending the availability period for two of the Loan Agreement tranches and expanding and liberalizing the Loan Agreement performance covenants, among other things.

The Fifth Amendment amended the terms of that certain Loan and Security Agreement, dated as of September 25, 2020, by and among the Company, Hercules and the Lenders (as amended by the First Amendment to Loan and Security Agreement, dated as of October 14, 2021, the Second Amendment to Loan and Security Agreement, dated as of March 27, 2022, the Third Amendment to Loan and Security Agreement, dated as of January 9, 2023, and the Waiver and Fourth Amendment to Loan and Security Agreement, dated as of May 8, 2023, and as further amended by the Fifth Amendment) to, among other things: (i) increase the Tranche 3 Commitment from $75 to $80 million; (ii) extend the availability periods of Tranche 1D to June 15, 2025 and that of Tranche 1E to December 15, 2025, as set forth in greater detail in the Fifth Amendment; (iii) alter the terms of Performance Covenant A, Performance Covenant B, and Performance Covenant C and also add a Performance Covenant D, as set forth in greater detail in the Fifth Amendment; (iv) conditionally waive the requirement that the Company maintain Qualified Cash in an amount greater than or equal to the sum of $30 million plus the Qualified Cash A/P Amount at all times during such periods of time that the Company’s Market Capitalization exceeds $1.5 billion; and (v) permit Axsome Malta Ltd. (the “Malta Subsidiary”) to request an Advance from the Lenders up to a certain amount to the extent that the Company may request an Advance in such amount and to increase the amount of Cash that the Malta Subsidiary may hold outside of the United States, as set forth in greater detail in the Fifth Amendment.

The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions of the Fifth Amendment to be filed as an exhibit to the Company’s next periodic report filed with the U.S. Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axsome Therapeutics, Inc.

Date:	October 1, 2024	By:	/s/ Herriot Tabuteau, M.D.
		Name: Title:	Herriot Tabuteau, M.D. President and Chief Executive Officer